Exhibit 10.53

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of August, 2022 by and between SILICON VALLEY BANK (“Bank”) and Q32 BIO INC., a Delaware a corporation (“Borrower”) whose address is One Broadway, 11th Floor, Cambridge, Massachusetts 02142.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 11, 2020, as amended by that certain First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of December 30, 2021, and as further amended by that certain Second Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of June 30, 2022 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.12 (Cash Collateralization). The following new Section 6.12 of the Loan Agreement is hereby inserted to appear immediately following Section 6.11 thereof:

“6.12 Cash Collateralization. As of the Third Amendment Effective Date, Borrower shall deposit and maintain at all times, in the Collateral Money Market Account unrestricted and unencumbered cash in an amount equal to $5,000,000.00 to secure the outstanding principal amount of the Term Loan Advances (a “Cash Collateralization”). Borrower hereby authorizes and directs Bank to transfer to the Collateral Money Market Account an amount equal to

$5,000,000.00, if Borrower fails to effect a Cash Collateralization as required under this Section 6.12. Borrower further authorizes Bank, at the election of Bank, in Bank’s sole and absolute discretion, to apply the funds held in the Collateral Money Market Account on account of the outstanding Obligations of Borrower to Bank (the “Paydown Payment”).”

2.2 Section 7.1 (Dispositions). Section 7.1 is amended by (i) deleting the word “and” before clause (f) thereof, (ii) deleting the “.” at the end of clause (f) thereof and inserting in lieu thereof “; and” and (iii) inserting the following new clause (g) thereof:

“(g) consisting of Borrower’s grant to Horizon of an exclusive and irrevocable option (the “Option”) to purchase the Acquired Assets under the Option Agreement and, if the Option is exercised, the sale of the Acquired Assets under the Purchase Agreement (the “Option Transaction”).

2.3 Section 8.2(a) (Covenant Default). Section 8.2(a) is amended by (i) deleting the word “or” appearing immediately prior to the text “6.11” and (ii) inserting the words “or 6.12” immediately following the text “6.11”.

2.4 Section 13.1 (Definitions). The definition of “Permitted Liens” is amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) deleting the “.” at the end of clause (j) thereof and inserting in lieu thereof “; and” and (iii) inserting the following new clause (k) thereof to appear immediately following clause (j) thereof:

“(k) Liens consisting of the Option Transaction.”

2.5 Section 13.1 (Definitions). The following term and its respective definition is amended in its entirety and replaced with the following:

“ “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Cash Pledge Agreement, the Perfection Certificate, the Stock Pledge Agreement, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

2.6 Section 13.1 (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically in Section 13.1 thereof:

“ “Acquired Assets” has the meaning given to such term in the Purchase Agreement.”

“ “Cash Collateralization” is defined in Section 6.12.”

“ “Paydown Payment” is defined in Section 6.12.”

“ “Cash Pledge Agreement” is that certain Cash Pledge Agreement dated as of the Third Amendment Effective Date executed by Borrower in favor of Bank.”

“ “Collateral Money Market Account” means a separate segregated collateral money market account of Borrower maintained with Bank, which is subject to the Cash Pledge Agreement.”

“ “Horizon” means Horizon Therapeutics Ireland DAC, an entity organized under the laws of Ireland.”

“ “Option Agreement” means that certain Collaboration and Option Agreement between Borrower and Horizon dated on or about the date hereof in the form attached to the Third Amendment as Schedule 1.”

“ “Option Transaction” is defined in Section 7.1.”

“ “Purchase Agreement” means that certain Asset Purchase Agreement between Borrower and Horizon dated on or about the date hereof in the form attached to the Third Amendment as Schedule 2.”

“ “Release Event” occurs if and when (if ever) Borrower has sold the Acquired Assets to Horizon, as confirmed by Bank in writing following receipt of evidence from Borrower satisfactory to Bank of the sale.”

“ “Third Amendment” means that certain Third Amendment to Loan and Security Agreement by and between Borrower and Bank, dated as of the Third Amendment Effective Date.”

“ “Third Amendment Effective Date” is August 10, 2022.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Release of Liens in the Acquired Assets. Upon Bank’s confirmation that the Release Event has occurred, Bank automatically and effective as of the consummation of the sale of the Acquired Assets pursuant to the terms of the Purchase Agreement, (a) releases any and all security interests and liens it may have in the Acquired Assets, (b) agrees that such security interests and liens on such Acquired Assets shall be of no further force and effect, and (c) upon request from Borrower, agrees to file promptly at Borrower’s sole cost and expense, a UCC-3 partial release with respect to the Acquired Assets that are sold pursuant to the Purchase Agreement.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

6. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of December 30, 2021, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (other than Bank), and (b) Borrower’s payment to Bank of Bank’s reasonable documented legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		Q32 BIO INC.

By:	/s/ John Sansone	By:	/s/ Michael Broxson
Name:	John Sansone	Name:	Michael Broxson
Title:	Vice President	Title:	Chief Executive Officer